Exhibit 10.8

LEASE AGREEMENT

This Lease, made this 25th day of May, 2006 between CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES, hereinafter called Landlord, and SONIM TECHNOLOGIES, INC., a Delaware Corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A” and designated as “Suite 620” attached hereto and incorporated herein by this reference thereto and more particularly described as follows:

Approximately 3,556 square feet of rentable space (which includes Tenant’s prorata share of building common areas) located on the sixth floor of the “Building” located at 1875 South Grant Street, San Mateo, San Mateo County, California. Tenant’s Suite Number in the Building shall be 620. The square feet of rentable area within the Premises has been determined by Landlord’s architect.

As used herein the Complex shall mean and include all of the land outlined in red and described in Exhibit “B”, attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1.      USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of General Office uses and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other devise, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorney’s fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for compliance with any applicable laws or CC&R’s affecting the Premises where such compliance would require expenditures or is not related specifically to Tenant’s use and occupancy of the Premises.

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2.      TERM

A. The term of this Lease shall be for a period of Thirteen (13) months (unless sooner terminated as hereinafter provided) and, subject to Paragraph 2(B) shall commence on the 15th day of July, 2006 and end on the 14th day of August, 2007.

Landlord and Tenant hereby acknowledge that the entire 8th floor of the 1875 South Grant Street Building, is currently leased to Oracle USA, Inc., a Colorado Corporation (hereinafter referred to as Oracle), as successor in interest to Siebel Systems, Inc., a Delaware corporation (hereinafter referred to as “Siebel”) pursuant to the terms of a Lease Agreement (the “Siebel Lease”) dated June 4, 1996 and the First Amendment to Lease Through the Seventeenth Amendment to Lease, all entered into by Siebel, as Tenant, and Crossroads Associates and Clocktower Associates, as Landlord. Tenant is currently in possession of and occupies the eighth floor of the 1875 Building pursuant to the terms of a Sublease Agreement with Oracle with an expiration date of August 7, 2006. Tenant represents and warrants to Landlord that to Tenant’s knowledge, there are no facts or circumstances which have arisen or which may arise in the future under or in connection with the Oracle Lease or Tenant’s Sublease with Oracle for which Landlord is or may be liable to Tenant. Tenant hereby acknowledges that it is Landlord’s intention to make certain renovations and to construct certain improvements on the 8th floor of the 1875 Building during the term of Tenant’s Sublease with Oracle. The improvements and renovations include, but are not limited to, the renovation of the elevator lobby, construction of a loop corridor, and the installation of private offices and other rooms such as server rooms and storage rooms and kitchens.To accommodate such construction, Tenant agrees to relocate Tenant’s personnel from June 15, 2006 through July 14, 2006 to the area generally designated as Suite 850 on Exhibit C. Landlord hereby agrees to use good construction practices to allow Tenant to conduct Tenant’s business during the construction period and to safeguard Tenant’s personnel and equipment. Landlord shall use best efforts to minimize the disruption to Tenant and to diligently prosecute improvements and renovations to completion. In turn, Tenant agrees to accommodate Landlord’s construction and to cooperate in the scheduling of the work.

B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence on July 15, 2006. Upon the full execution of this Lease Agreement, Tenant shall have early access to the Premises prior to July 15, 2006 for the installation of furniture, telephone and computer related equipment subject to all the terms and conditions of the Lease excluding the payment of Basic Rent and Additional Rent. In the event Tenant’s installation of furniture, telephone and computer related equipment is completed prior to July 15, 2006, Tenant is herein granted the right to occupy the Premises early with operating personnel subject to all the terms and conditions of the Lease. During this early occupancy, Tenant will only be responsible for the payment of Additional Rent prior to July 15, 2006. In the event Tenant occupies the Premises early, as provided for herein, nevertheless the commencement date of the Lease shall remain July 15, 2006.

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4.      RENT

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the Premises the total sum of Sixty Six Thousand One Hundred Forty One and 60/100 ($66,141.60) Dollars in lawful money of the United States of America, payable as follows:

$ 5,511.80 shall be due and payable upon execution of this Lease and represents payment of the Basic Rent for the second month of the Lease. The following amounts shall be due and payable on or before the first day of each month of the Lease term as indicated for the time periods described:

MONTH OF LEASE	BASIC RENT PER MONTH
1	$0.00
2-13	$5,511.80

Tenant will not be responsible for the payment of Basic Rent for the first month of the lease term, as provided for herein. However, Tenant will be responsible for the payment of Additional Rent beginning with the first month of the lease term.

B. Time for Payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to

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Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C. Late charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rent as set forth in this Paragraph 4 when due and the cure period set forth in Section 22 has expired, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten (10%) percent of each rental payment so in default.

D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

(1)	Tenant’s proportionate share of all utilities relating to the Complex as set forth in Paragraph 11, and

(2)	Tenant’s proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and

(3)	Tenant’s proportionate share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, and

(4)

Tenant’s proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

(5)

All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorney’s fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items. Within 90 days after receipt of Landlord’s statement setting forth actual expenditures for Additional Rent items (the “Statement”), Tenant shall have the right to audit at Landlord’s local offices, at Tenant’s expense, Landlord’s accounts and records relating to Additional Rent. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within 30 days after the audit is concluded. In addition, if the Statement exceeds the actual Additional Rent which should have been charged to Tenant by more than 5%, the reasonable cost of the audit shall be paid by Landlord.

Tenant’s payment for such Additional Rent as of the commencement of the Term of this Lease shall be Three Thousand Three Hundred Seven and 08/100 ($3,307.08) Dollars per month ($0.93 x 3,556 s.f. = $3,307.08). Any payments required to be made by Tenant for Additional Rent shall be made by check or instrument separate from that check or instrument used by Tenant to make any payments for Basic Rent pursuant to paragraph 4 A.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

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E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at 1875 South Grant Street, Suite 100, San Mateo, CA 94402, or to such other person or to such other place as Landlord may from time to time designate in writing.

F. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Nine Thousand and 00/100 ($9,000.00) Dollars (the “Security Deposit”). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to ) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. if Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5.      RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area” This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord.

6      PARKING Tenant shall have the right at no charge to use with other tenants or occupants of the Complex eleven (11) undesignated parking spaces in the common parking areas of the Complex. Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of the eleven (11) spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor

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shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park not permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7.      EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employees benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of eight (8%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not a rate greater than the anticipated savings in the operating expenses and provided that only the portion of such amortized amount as is allocable to the balance of the Lease term shall be Additional Rent.

As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance and repair of the Premises and the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubs, ballasts), heating and airconditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, as set forth in the prior paragraph above. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.

“Additional Rent” as used herein shall not include Landlord’s debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest; executive salaries; costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature; any costs, fines, or penalties incurred due to violations by Landlord of any

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governmental rule or authority, this Lease or any other lease in the Building, or due to Landlord’s negligence or willful misconduct; the cost of correcting any building code or other violations which were violations prior to the Commencement Date of this Lease; the cost of containing, removing, or otherwise remediating any contamination of the Building (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and “PCB’s”) where such contamination was not caused by Tenant; or any other expense that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

Landlord agrees to provide five-day janitorial service for the leased Premises and to maintain the Complex in a first-class manner.

8.      ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire or normal wear and tear excepted), with all interior walls painted and repaired, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; provided each of the foregoing shall be required only as necessary to restore damage beyond ordinary wear and tear; together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property (Except for Landlord provided cubes and furniture) and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. Notwithstanding anything to the contrary set forth herein, except to the extent caused by Tenant, the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems servicing the Premises shall be in good and working order as of the Lease Commencement date of July 15, 2006. If the foregoing are not in good and working order as provided above, Landlord shall be responsible for repairing or restoring same at its cost and expense promptly, provided that Tenant has delivered written notice thereof to Landlord not later than 30 days following the Lease Commencement date of July 15, 2006.

TENANT AGREES TO LEASE THE PREMISES IN AN “AS IS” CONDITION, and any alteration or modifications to the Premises shall be made in accordance with Paragraphs 8 & 9 of the Lease and shall not delay the commencement of the Lease nor delay the payment of rent and all such modifications shall be at Tenant’s sole cost and expense.

9.      ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord, not to be unreasonably withheld, first hand and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant’s sole cost and expense. Any modifications to the building or building systems required by governmental code for Tenant’s use or otherwise as a result of Tenant’s alterations, additions or improvements shall be made at

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Tenant’s sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alterations or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s liens filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

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11.      UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials of services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furbish to the Premises between the hours of 8:00 a.m. and 6:00 p.m., Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and airconditioning required in Landlord’s judgement for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and airconditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the airconditioning system, Landlord shall have the right, upon reasonable advance notice to Tenant, to install supplementary airconditioning units in the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or airconditioning usually furnished or supplies to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas or water. If Tenant shall require water, gas or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

12.      TAXES A. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes, which prorata share shall be

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allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any government or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorney’s fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B.      Taxes on Tenant’s Property

(1)Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do so regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(2)If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above. If the records of the County Assessor are available and sufficient detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13.      LIABILITY INSURANCE Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive public liability insurance with limits in the amount of $1,000,000/2,000,000 for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its

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obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor or counsel shall deem adequate.

14.      TENANT’S PERSONAL PROPERTY INSURANCE AND WORKER’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all the laws.

15.      PROPERTY INSURANCE Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available at commercially reasonable rates, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance costs is increased due to Tenant’s use of Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16.      INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees, or contractors. Except as to injury to persons or damage to property the principal cause of which is the negligence or willful misconduct of Landlord, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorney’s fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17.      COMPLIANCE Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant’s use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant’s compliance obligations hereunder shall not include any compliance which would require capital expenditures or is not related specifically to Tenant’s use and occupancy of the Premises.

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18.      LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19.      ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld or delayed. Landlord may require Tenant to sublease at the prevailing market rate. As a condition for granting its consent to any subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, 50% of all rents or other considerations received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord hereunder as offset by Tenant’s reasonable costs in connection with such sublease. Tenant shall, by thirty (30) days’ written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Upon receipt of said notice, Landlord may, in its sole discretion, elect to terminate this Lease upon notice to Tenant as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro-rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Landlord elects to terminate this Lease by reason of a proposed sublease, Tenant shall be entitled to rescind its proposed sublease (and thus avoid termination of the Lease) by giving notice of such rescission within 5 days following receipt by Tenant of such Landlord’s notice to terminate. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder to be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor. shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to landlord under the Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

20.      SUBORDINATION AND MORTGAGES In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of

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the provisions set forth in this Lease. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgages and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

21.      ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times and upon reasonable notice have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed and actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

22.      BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustments thereto. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of such non-monetary default is such that it cannot reasonably be cured within said 10 days, Tenant shall be deemed to not be in default if Tenant commences to cure such default within 10 days and thereafter diligently prosecutes such cure to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

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(a)    The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

(b)    The rights and remedies provided by California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c)    The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d)    The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may be deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorney’s fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due to unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph (d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e)    The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

23.      ABANDONMENT Tenant shall not abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24.      DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

(a)	Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b)	Terminate this Lease.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense,

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promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one ninety (90) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors dues to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds.

25.      EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi- public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26.      SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the

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Complex and this Lease, provided that such successor-in-interest has assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27.      ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28.      HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term. Notwithstanding anything herein to the contrary, commencing August 15, 2007 the Lease shall be on a month-to-month basis, with either party having the right to cancel the Lease upon 30 days written notice delivered to the other party. During the month-to-month term, the Basic Rent shall be at the same monthly rate, as is due for the thirteenth (13th) month of this Lease. Additional Rent shall to be adjusted persuant to the provisions of paragraph 4D herein. All other terms and conditions of the Lease shall be unmodified and the Lease shall remain in full force and effect.

29.      CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modifications except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that no more that one month’s rent has been paid in advance.

30.      CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31.      RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord or demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non payment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

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EXHIBIT A

F
E.5
E
D
C
B
A.5
A
1
2
2.5
3
4
4.5
5
6
COFFEE
EQUIPMENT
LOBBY
N

THE CROSSROADS

BUILDING TWO, Floor 4

1875 SOUTH GRANT STREET

SAN MATEO, CA

INITIAL HERE	INITIAL HERE

32.      ATTORNEYS FEES

(A)        In the event that Landlord or Tenant, as applicable, should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Landlord or Tenant hereunder, then all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

(B)        Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee to the extent such claim is primarily attributable to the activities of Tenant.

33.      WAIVER The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34.      NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at 1875 South Grant Street, Suite 100, San Mateo, CA 94402. Each notice, request, demand advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35.      EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

36.      DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such than more than ten (10) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion.

37.      CORPORATE AUTHORITY

If Tenant is a corporation (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within sixty (60) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38.      DELETED

39.      LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i)	the sole and exclusive remedy shall be against Landlord and Landlord’s assets;

INITIAL HERE	INITIAL HERE

(ii)	no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

(iii)	no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

(iv)	no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(v)	no judgement shall be taken against any partner of Landlord;

(vi)	any judgement taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii)	no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii)	these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

(ix)

The term, “Landlord”, as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant’s interest under a ground lease of the land described in Exhibit “B”, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective period of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40.      BROKERS Tenant warrants that it had dealing with only of the following real estate brokers or agents in connection with the negotiation of this Lease: Cornish and Carey Commercial and CPS and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

41.      SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. Landlord to provide the initial building standard signs for Tenant in the first floor lobby directory, sixth floor directory strip and door signage. All subsequent requests for signs shall be at Tenant’s sole cost and expense.

42.      FINANCIAL STATEMENTS In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) That all documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which is material (as determined by Tenant) to Tenant’s credit worthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements.

A default under this paragraph shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

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43.      HAZARDOUS MATERIALS

A.        As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as “hazardous” or “toxic” by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

B.        Tenant shall not cause or permit any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex; provided, however, that Tenant shall be allowed to use and store such products which are of a type customarily found in offices and houses, such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, and the like). Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Hazardous Materials and Tenant’s specific use of the Premises. If the presence of Hazardous Materials on the Premises or the Complex caused or permitted by Tenant results in contamination of the Premises or the Complex or any soil or about the Premises or the Complex, Tenant, as its expense shall promptly take all actions necessary to return the Premises or the Complex to the condition existing prior to the appearance of such Hazardous Material. The termination of this Lease shall not terminate or reduce the liability or obligation of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.

Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with any Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, where said Hazardous Material is or was introduced by the activities of Tenant, its agents or contractors during the Lease term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entirely relating to bodily injury or damage to real or personal property.

Tenant shall not suffer any lien to be recorded against the premises or the Complex as a consequence of a Hazardous Material, including any so called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Material in or about the Premises, where said Hazardous Material is or was attributable to the activities of Tenant.

C.        In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant reasonably approved by Tenant, at Tenant’s expense, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials. In the event it is determined Tenant is responsible for the presence of Hazardous Materials on the Premises, Tenant, at its expense, shall comply with all recommendations of the consultant, as required by law. To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this paragraph 45.C.

Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at its expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

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D.        It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean up” Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

E.        Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, which are or were attributable to the activities of Tenant, in or around the Premises or the Complex. Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean-up, monitor or remove any Hazardous Materials, which are or were attributable to the activities of Tenant, from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then at Landlord’s election (i) this Lease shall be deemed renewed for a term commencing on the expiration date of this Lease and ending on the date the clean-up, monitoring or removal procedure is completed (provided, however, that the total term of this Lease shall not be longer than 34 years and 11 months); or (ii) Tenant shall be deemed to have impermissibly held over and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or fair rental value of the Premises or the Complex by reason of the existence of the Hazardous Material.

F.        Upon the Lease Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises (other than products which are of a type customarily found in offices and houses, such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, and the like). Throughout the terms of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

44.      MISCELLANEOUS AND GENERAL PROVISIONS

a.     Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

b.    This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

c.     The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and the and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall injure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

d.    Time is of the essence of this Lease and of each and all of its provisions.

e.    At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

INITIAL HERE	INITIAL HERE

f.    This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and the agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

g.    Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

h.    Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

i.    Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

j.    Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

CROSSROADS ASSOCIATES		SONIM TECHNOLOGIES, INC. a Delaware Corporation

By	/s/ Gregory Osborn	By	/s/ Milan Parikh
Title	Partner	Title	Chief Financial Officer

CLOCKTOWER ASSOCIATES

BY	/s/ Gregory Osborn
Title	Partner

INITIAL HERE	INITIAL HERE

RULES AND REGULATIONS OF THE BUILDING

1

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

2

Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form.

3

The bulletin board or directory of the Premises will be provided for the display of the number and location of Tenant, and Landlord will provide directory service to a reasonable extent for Tenant at initial occupancy. Changes thereafter shall be at Tenant’s expense.

4

The sidewalks, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from its Premises. The passages, exists, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgement of Landlord shall be prejudicial to the safety, character, reputation and interests of the Premises and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Tenant, employees or invitees of Tenant shall not go upon the roof of the Premises.

5

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by tenant who, or whose employees or invitees shall have caused it.

6

Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

7

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Premises and also the times and manner of moving the same in and out of the Premises. Safes or other heavy objects shall, if considered necessary by Landlord, slant on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Premises by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

8

Tenant shall not employ any person or persons other than the Janitor of Landlord or Tenant’s personnel for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

9

Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupant of the Premises by reason of noise, odors and/or vibrations, or interfere in any way with other tenant or those having business therein, nor shall any animals or birds with the exception of Dog Guides for the blind, be brought in or kept about the Premises.

10

No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

11

Landlord will direct electrician as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

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12

Tenant upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

13

Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises and must observe strict care and caution that all water faucets or water apparatus within the Premises are entirely shut off before Tenant or Tenant’s employees leave the Premises, and that all electricity shall likewise be carefully cut off, so as to prevent waste or damage.

14

Landlord reserves the right to exclude or expel from the Premises any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Premises.

15

The requirements of Tenant will be attended to only upon application to Landlord at 1875 South Grant Street, San Mateo, California 94402. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from Landlord.

16

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Premises and/or Complex.

17

Tenant shall not disturb, solicit, or canvass any occupant of the Premises and shall cooperate to prevent same.

18

Tenant and its employees shall park their vehicles only in those portions of the parking areas so designated by Landlord. Tenant shall furnish Landlord with a list of its and its employees’ vehicle license number within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

Landlord’s initials	Tenant’s initials

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SOUTH GRANT STREET
YMCA
BLDG. 1
BLDG. 2
BLDG. 3
VAN POOL
PROPERTY LINE
SITE PLAN
SCALE IN FEET

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EXHIBIT “B”

EXHIBIT C

F
E.5
E
D
C
B
A.5
A
1
2
2.5
3
4
4.5
5
6
Suite 800
Suite 850
Suite 825
LOBBY
MEN'S ROOM
WOMEN'S ROOM
N

THE CROSSROADS
BUILDING TWO, Floor 8
1675 SOUTH GRANT STREET
SAN MATEO, CA

INITIAL HERE	INITIAL HERE

TWELFTH AMENDMENT TO LEASE AGREEMENT

This Twelfth Amendment to Lease Agreement (this “Twelfth Amendment”) is made and entered into as of June 27, 2018, by and between BCSP CROSSROADS PROPERTY LLC, a Delaware limited liability company (“Landlord”), and SONIM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.        Landlord, as successor in interest to Crossroads Associates and Clocktower Associates, and Tenant, are parties to that certain Lease Agreement dated May 25, 2006 (the “Office Lease”), whereby Tenant currently leases approximately 5,650 rentable square feet of space known as Suite 200 (the “Current Premises”) on the second (2nd) floor of the building (the “1825 Building”) located at 1825 South Grant Street, San Mateo, California. The Office Lease, as amended by the First Amendment of Lease dated June 11, 2007, Second Amendment of Lease dated May 8, 2008, Third Amendment of Lease dated July 24, 2009, Fourth Amendment of lease dated July 23, 2010, Fifth Amendment of Lease dated August 8, 2011, Sixth Amendment of Lease dated March 26, 2012, Seventh Amendment of Lease dated July 11, 2012, Eighth Amendment to Lease dated August 8, 2013, Ninth Amendment of Lease dated February 5, 2014, Tenth Amendment of Lease dated January 26, 2016, and the Eleventh Amendment to Office Lease dated April 26, 2017 (the “Eleventh Amendment”) is referred to herein, collectively, as the “Lease”.

B.        Landlord and Tenant desire to relocate Tenant from the Current Premises to that certain space (the “New Premises”) comprised of (i) 5,633 rentable square feet of space located on the seventh (7th) floor of the building located at 1875 South Grant Street, San Mateo, California (the “Building”), and commonly known as Suite 750, and (ii) 2,783 rentable square feet of space located on the seventh (7th) floor of the Building, and commonly known as Suite 770, for a total of 8,416 rentable square feet, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided. An outline of the New Premises is delineated on Exhibit A attached hereto and made a part hereof.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.        Defined Terms. Except as explicitly set forth in this Twelfth Amendment, each initially capitalized term when used herein shall have the same respective meaning as is set forth in the Lease.

2.        New Term. Landlord and Tenant hereby acknowledge and agree that the term of the Lease with respect to the Current Premises is scheduled to expire on May 14, 2020. Notwithstanding any provision to the contrary set forth in the Lease, Landlord and Tenant hereby acknowledge and agree to extend the term of the Lease to August 14, 2025 (the “New Premises Expiration Date”), unless the Lease, as amended by this Twelfth Amendment, is sooner terminated or extended as provided in the Lease, as amended hereby.

3.	Current Premises.

3.1.    Condition of Current Premises. Tenant acknowledges that Tenant currently occupies the Current Premises and that Tenant shall continue to accept the Current Premises in its presently existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvements or alterations to the Current Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Current Premises, the 1825 Building or the Complex or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business.

3.2. Rent.

3.2.1    Basic Rent. Prior to the New Premises Commencement Date (defined in Section 4.1 below), Tenant shall continue to pay to Landlord monthly installments of Basic Rent for the Current Premises pursuant to the terms of the Lease.

3.2.2    Additional Rent. With respect to the period of the Lease Term occurring prior to the New Premises Commencement Date, Tenant shall continue paying to Landlord Additional Rent attributable to the Current Premises that arise or accrue during such period in accordance with the terms of the Lease, including, without limitation, Section 4D of the Office Lease, as amended by Section 4.3 of the Eleventh Amendment.

3.3.    Termination of Tenant’s Lease of the Current Premises.

3.3.1    In General. Upon the date (the “Current Premises Expiration Date”) immediately preceding the New Premises Commencement Date, notwithstanding anything in the Lease to the contrary, Tenant’s lease of the Current Premises shall automatically terminate and be of no further force and effect, and Landlord and Tenant shall be relieved of their respective obligations under the Lease, as amended hereby, in connection with the Current Premises, except those obligations which relate to the term of Tenant’s lease of the Current Premises and/or specifically survive the expiration or earlier termination of Tenant’s lease of the Current Premises, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease, as amended hereby, with respect to Tenant’s period of Tenant’s lease of the Current Premises. Tenant shall vacate the Current Premises, and surrender and deliver exclusive possession thereof to Landlord on or before the New Premises Commencement Date in accordance with the provisions of the Lease, as amended hereby (i.e., as if the Lease had terminated, although the Lease shall only terminate with respect to the Current Premises). In the event that Tenant retains possession of the Current Premises or any part thereof after the Current Premises Expiration Date, then (i) the provisions of Article 28 of the Office Lease shall apply with respect to the Current Premises and any amounts for which Tenant would otherwise be liable thereunder if the Lease

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were still in effect with respect to the Current Premises, and (ii) in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability suffered by Landlord as a result of such holdover, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost rent to Landlord resulting therefrom. Additionally, in the event that the New Premises are not Ready for Occupancy (defined in Section 5.1 of the Tenant Work Letter, attached hereto as Exhibit B (the “Tenant Work Letter”)) due to a Tenant Delay (defined in Section 5.2 of the Tenant Work Letter), then, effective as of the date that the New Premises would have been Ready for Occupancy but for any such Tenant Delay, and continuing through the date that the New Premises are Ready for Occupancy, (i) Tenant shall pay the Basic Rent payable for the Current Premises in accordance with Article 28 of the Office Lease, which is $34,044.08 per month, and (ii) Tenant shall continue to pay to Landlord Additional Rent attributable to the Current Premises in accordance with the terms of the Lease, including, without limitation, Section 4D of the Office Lease, as amended by Section 4.3 of the Eleventh Amendment.

3.3.2    Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore sublet the Current Premises nor assigned all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; and (c) Tenant has the full right, legal power and actual authority to enter into this Twelfth Amendment and to terminate the Lease as set forth herein with respect to the Current Premises without the consent of any person, firm or entity. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Current Premises Expiration Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Current Premises, by virtue of any act or omission on the part of Tenant, its contractors, agents, employees or subtenants. The representations and warranties set forth in this Section 3.3.2 shall survive the termination of the Lease with respect to the Current Premises and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

3.3.3    Representations of Landlord. Landlord represents and warrants to Tenant that Landlord has the full right, legal power and actual authority to enter into this Twelfth Amendment and to terminate the Lease as set forth herein with respect to the Current Premises without the consent of any person, firm or entity. The representations and warranties set forth in this Section 3.3.3 shall survive the termination of the Lease with respect to the Current Premises, and Landlord shall be liable to Tenant for any inaccuracy or any breach thereof.

4.	Modification of Premises.

4.1.        New Premises. Effective as of the date (the “New Premises Commencement Date”) that is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the New Premises, and (ii) the date upon which the New Premises are Ready for Occupancy, which date this anticipated to be September 1, 2018, and continuing through the New Premises Expiration Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord the New Premises. The term of the Tenant’s lease of the New Premises commencing on the New Premises Commencement Date and continuing through, and including, the New Premises Expiration Date shall be referred to herein as the “New Premises Term”. As

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of the New Premises Commencement Date, all references in the Lease, as amended by this Twelfth Amendment, to the “Premises” shall be deemed to refer not to the Current Premises, but instead to the New Premises.

4.2.        Condition of the New Premises. Tenant hereby acknowledges and agrees that, except as otherwise set forth in the Tenant Work Letter and the terms of this Section 4.2, below, Tenant shall accept the New Premises in its existing, “as is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the New Premises. Landlord shall deliver the Building systems located in or serving the New Premises in good working order and repair. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the New Premises or the Building or with respect to the suitability of the same for the conduct of Tenant’s business.

4.3.        Basic Rent.

4.3.1    In General. Commencing on the New Premises Commencement Date and continuing throughout the New Premises Term, Tenant shall pay monthly installments of Basic Rent for the New Premises in the amounts set forth below, which payments shall be made in accordance with the terms of the Lease.

Period During New Premises Term	Annual Basic Rent	Monthly Installments of Basic Rent	Monthly Basic Rent per Rentable Square Foot
1-12*	$398,918.40	$33,243.20	$3.95
13-24	$411,037.44	$34,253.12	$4.07
25-36	$423,156.48	$35,263.04	$4.19
37-48	$436,285.44	$36,357.12	$4.32
49-60	$449,414.40	$37,451.20	$4.45
61-72	$462,543.36	$38,545.28	$4.58
73-New Premises Expiration Date	$476,682.24	$39,723.52	$4.72

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Notwithstanding any provision to the contrary set forth in Section 4.3.1, in the event that the New Premises Commencement Date occurs prior to September 1, 2018, then for the period commencing on the New Premises Commencement Date and continuing through August 31,2018, Tenant shall pay to Landlord Basic Rent in an amount equal to $22,696.05 (i.e., the monthly Basic Rent attributable to the Current Premises as of the date hereof).

4.3.2    Abatement of Basic Rent. Provided that Tenant is not then in default, beyond any applicable notice and cure periods set forth in the Lease, as amended, then

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Tenant shall not be obligated to pay the Basic Rent otherwise attributable to the New Premises for the initial three (3) full months of the New Premises Term (the “Abatement Period”), provided, however, that in the event that the New Premises Commencement Date occurs prior to September 1, 2018, then the Abatement Period shall be deemed to refer to September 2018, October 2018, and November 2018.

4.4.        Rentable Square Footage of Building and Complex; Additional Rent.

4.4.1    Rentable Square Footage of Building and Complex. Landlord and Tenant hereby acknowledge and agree that Landlord has re-measured the Building and Complex. In connection with foregoing, effective as of the New Premises Commencement Date, the Building shall be deemed to consist of 178,745 rentable square feet, and the Complex shall be deemed to consist of 406,444 rentable square feet, which rentable square footages shall not be subject to remeasurement or modification.

4.4.2    Additional Rent. Notwithstanding any provision to the contrary contained in the Lease, during the New Premises Term, Tenant shall pay Additional Rent attributable to the New Premises as adjusted in accordance with the terms of Section 4D of the Office Lease, as amended by Section 4.3 of the Eleventh Amendment, provided, however, (i) effective as of the New Premises Commencement Date, Tenant’s proportionate share, for purpose of calculating Additional Rent, for (a) the Building shall be equal to 4.7084% and (b) the Complex shall be equal to 2.071%.

5.	Option Term.

5.1.        Option Right. Landlord hereby grants to the Tenant named in this Twelfth Amendment (the “Original Tenant”) and any Permitted Assignee (defined below) one (1) option to extend the New Premises Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under the Lease, as amended, and has not previously been in default under the Lease, as amended, beyond any applicable notice and cure periods, more than once. Upon the proper exercise of such option to extend, and provided that, at Landlord’s option, as of the end of the New Premises Term, Tenant is not in default under the Lease, as amended, and Tenant has not previously been in default under the Lease, as amended, beyond any applicable notice and cure periods, more than once, the New Premises Term, as it applies to the entire New Premises, shall be extended for a period of five (5) years. The rights contained in this Section 5 shall be personal to the Original Tenant or a Permitted Assignee, as the case may be, and may only be exercised by the Original Tenant or a Permitted Assignee, as the case may be (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease, as amended) if the Original Tenant or a Permitted Assignee, as the case may be, occupies the entire New Premises. For the purposes of this Twelfth Amendment, a “Permitted Assignee” shall mean a person or entity to whom this Lease is assigned in compliance with the terms of the Lease.

5.2.        Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) and the First Offer Term (defined in Section 6.5, below) shall be equal to the

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Fair Market Rent (defined below) for the New Premises and the Offer Space (defined in Section 6.1, below), as applicable, as of the commencement date of the Option Term and the First Offer Term, as applicable. The “Fair Market Rent” shall be equal to the annual rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), taking into account all escalations, at which, as of the commencement of the Option Term or the First Offer Term, as applicable, tenants are leasing non-sublease, non-encumbered, non-equity, non-expansion space comparable in size, location and quality, level of finish and proximity to amenities and public transit, and containing the similar improvements present in the New Premises or the Offer Space, as applicable, for a term of five (5) years with respect to the New Premises and the First Offer Term with respect to the Offer Space, in an arm’s-length transaction, which comparable space is located in the Building, in the Complex or in the Comparable Buildings (defined below), and which comparable transactions (collectively, the “Comparable Transactions”) are entered into within the six (6) month period immediately preceding Landlord’s delivery of the Option Rent Notice (defined in Section 5.3 below) or the First Offer Notice (defined in Section 6.1, below), as applicable, taking into consideration only the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the New Premises or the Offer Space, as applicable, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space. The Fair Market Rent shall additionally include a determination (the “Financial Security Determination”) as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations in connection with Tenant’s lease of the New Premises during the Option Term or the Offer Space during the First Offer Term, as applicable. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). For purposes of this Twelfth Amendment, the term “Comparable Buildings” shall mean Class A office properties which are substantially similar in size, construction quality, age, and use, and are located within the City of San Mateo, Foster City, and Redwood Shores.

5.3.        Exercise of Option. The option contained in this Section 5 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord no earlier than fourteen (14) months prior to the expiration of the New Premises Term and no later than eleven (11) months prior to the expiration of the New Premises Term, stating that Tenant is interested in exercising its option (“Tenant’s Interest Notice”); (ii) Landlord, after receipt of Tenant’s Interest Notice, shall deliver notice (the “Option Rent Notice”) to Tenant no later than ten (10) months prior to the expiration of the New Premises Term setting forth the proposed Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall exercise the option by delivering written notice thereof to Landlord no later than nine (9) months prior to the expiration of the New Premises Term (the “Option Exercise Notice”), and upon, and concurrent with, such exercise, Tenant may, at its option, object to the proposed Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure set forth in Section 5.4 below, and the Option Rent shall be determined, as set forth in Section 5.4 below. Time is of the essence with respect to the delivery of Tenant’s Interest Notice and Option Exercise Notice.

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5.4.     Determination of Option Rent. In the event Tenant timely objects to the Option Rent in accordance with Section 5.3 above, Landlord and Tenant shall attempt to agree upon the Option Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following the date Tenant delivers the Option Exercise Notice (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within ten (10) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 5.4.1 through 5.4.7, below.

5.4.1    Landlord and Tenant shall each appoint one arbitrator who shall, by profession, be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial office properties located in San Mateo, California. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 5.2, above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

5.4.2    The two arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

5.4.3    The three arbitrators shall within ten (10) business days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

5.4.4    The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

5.4.5    If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

5.4.6    If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 5.

5.4.7    The cost of arbitration shall be paid by Landlord and Tenant equally.

6.        Right of First Offer. Landlord hereby grants to the Original Tenant and a Permitted Assignee, as the case may be, a one-time right of first offer (the “Right of First Offer”) with respect to that certain space commonly known as Suite 720 (approximately 3,767 rentable square

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feet) and Suite 760 (approximately 1,409 rentable square feet) located on the seventh (7th) floor of the Building (individually and collectively, “First Offer Space”), during the New Premises Term only. For avoidance of doubt, the Right of First Offer on the First Offer Space may be exercised by the Original Tenant and a Permitted Assignee, as the case may be, on one or both suites referenced above. Notwithstanding the foregoing, such Right of First Offer of Tenant shall commence only following the expiration or earlier termination of the existing leases (including any renewals of such existing leases regardless of whether such existing tenants have a renewal right or not) of the First Offer Space, and such Right of First Offer shall be subordinate to all rights of tenants under leases of the First Offer Space existing as of the date hereof, and all rights of other tenants of the Building or the Complex, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Building or the Complex existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and other tenants of the Building and Complex, collectively, the “Superior Right Holders”) as set forth on Exhibit C, attached hereto. Tenant’s Right of First Offer shall be on the terms and conditions set forth in this Section 6.

6.1.    Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) whenever the First Offer Space or any portion thereof becomes available for lease to third parties (other than First Offer Superior Right Holders). The space described in a First Offer Notice is referred to herein as “Offer Space”. The First Offer Notice shall describe the Offer Space in reasonable detail (including the precise location, configuration and rentable and usable areas), the anticipated date of availability of the applicable Offer Space (the “ROFO Target Delivery Date”), shall set forth Landlord’s proposed First Offer Rent (defined in Section 6.3 below) (the “Proposed First Offer Rent”), and the other economic terms upon which Landlord is willing to lease such space to Tenant. Pursuant to such First Offer Notice, Landlord shall offer to lease the available Offer Space to Tenant.

6.2.    Procedure for Acceptance. If Tenant wishes to exercise Tenant’s Right of First Offer with respect to the Offer Space described in a First Offer Notice, then on or before that date (the “First Offer Exercise Date”) that is ten (10) days following delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (“First Offer Exercise Notice”) irrevocably exercising its Right of First Offer with respect to the entire Offer Space described in such First Offer Notice on the terms contained in such First Offer Notice. If Tenant does not timely deliver a First Offer Exercise Notice to Landlord on or before the First Offer Exercise Date, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. If Tenant does not exercise its Right of First Offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within ten (10) days of delivery thereof, then Tenant’s right of first offer as set forth in this Section 6.2 shall terminate as to all of the space described in such First Offer Notice. Notwithstanding the foregoing, if Landlord desires to enter into such a lease or lease amendment with a third party on fundamental material economic terms and conditions that are more than seven percent (7%) more favorable than such fundamental material economic terms and conditions set forth in the First Offer Notice provided to Tenant (as such terms and conditions are adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to

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such third party), then Landlord shall deliver another First Offer Notice to Tenant containing such more favorable terms and conditions (as such terms and conditions are adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party). If Tenant thereafter wishes to exercise its Right of First Offer offered to Tenant in a subsequent First Offer Notice, Tenant shall deliver the First Offer Exercise Notice to Landlord within five (5) Business Days of delivery of such First Offer Notice (which procedure shall be repeated until Landlord enters into a lease or lease amendment with respect to such First Offer Space which does not require Landlord to deliver another First Offer Notice to Tenant pursuant to the terms of this paragraph or Tenant exercises such Right of First Offer, as applicable).

6.3.    First Offer Rent. The annual Rent payable by Tenant for the Offer Space leased by Tenant (the “First Offer Rent”) shall be equal to one hundred percent (100%) of the annual Fair Market Rent of the Offer Space as of the First Offer Commencement Date.

6.4.    Construction in Offer Space. Subject to any Concessions (as defined in Section 5.2 above) granted to Tenant in accordance with Section 5.2 above for any particular Offer Space, Tenant shall accept the Offer Space in its “as is” condition, and the construction of improvements in the Offer Space shall comply with the terms of Article 9 of the Office Lease.

6.5.    Amendment to Lease. If Tenant timely exercises the Right of First Offer as set forth herein, then, within thirty (30) days thereafter, Landlord and Tenant shall execute an amendment to this Lease for such Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 6; provided, however, an otherwise valid exercise of Tenant’s Right of First Offer shall be fully effective whether or not a lease amendment is executed. Tenant shall commence payment of Rent for such Offer Space, and the term of such Offer Space (the “First Offer Term”) shall commence, upon such commencement date (the “First Offer Commencement Date”) as is set forth in the First Offer Notice or as determined pursuant to the terms hereof. Except as set forth in Section 6.6, below, the First Offer Term shall expire coterminously with the New Premises Term (as may be extended by Tenant in accordance with the Lease).

6.6.    Termination of Right of First Offer. The rights contained in this Section 6 shall be personal to the Original Tenant and a Permitted Assignee, as the case may be, and may only be exercised by the Original Tenant or a Permitted Assignee, as the case may be (and not any other assignee, or any sublessee or transferee of the Original Tenant’s interest in the Lease, as amended) if the Lease then remains in full force and effect and the Original Tenant or a Permitted Assignee, as the case may be, is in occupancy of the entire Premises. In the event that Landlord delivers a First Offer Notice to Tenant the date that is three (3) years prior to the expiration of the New Premises, then, notwithstanding any provision to the contrary set forth herein, the First Offer Term shall expire as of the expiration date set forth in the First Offer Notice (and not coterminously with the New Premises Term). Tenant shall have the right to lease any Offer Space as provided in this Section 6, only if, as of the date of the attempted exercise of any Right of First Offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Offer Space to Tenant, no event of default shall be continuing hereunder and not more than one (1) event of default, beyond any applicable notice and cure period, shall have occurred during the New Premises Term.

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7.        Security Deposit. Landlord and Tenant acknowledge that, in accordance with the terms of the Lease, Tenant has previously delivered the sum of $9,000.00 (the “Security Deposit”) to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. On or before August 15, 2018, Tenant shall deposit with Landlord an amount equal to $66,000.00 to be held by Landlord as a part of the Security Deposit. Accordingly, upon the deposit, notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal $75,000.00. Tenant hereby acknowledges and agrees that, effective as of the date hereof, the terms of this Section 7 shall apply with respect to the Security Deposit. If Tenant defaults with respect to any provisions of the Lease, as amended, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default, and Tenant shall, within 10 days following written demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 7 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of the Lease, as amended, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

8.        California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Section 17 of the Office Lease, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards if a CASP inspection requested by Tenant discloses any such violations.

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9.        Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Twelfth Amendment other than Cushman & Wakefield, Jones Lang LaSalle and Newmark Cornish & Carey (collectively, the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Twelfth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 9 shall survive the expiration or earlier termination of this Twelfth Amendment.

10.        No Other Modifications. Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this Twelfth Amendment.

11.        Counterparts. This Twelfth Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Twelfth Amendment, and all such counterparts together shall constitute one and the same Twelfth Amendment.

12.        Conflict. In the event of any conflict between the Lease and this Twelfth Amendment, this Twelfth Amendment shall prevail.

[signatures appear on following page]

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IN WITNESS WHEREOF, the parties have entered into this Twelfth Amendment as of the date first set forth above.

“LANDLORD”	BCSP CROSSROADS PROPERTY LLC, a Delaware limited liability company

	By:	/s/ William McClure Kelly
		Name:	William McClure Kelly
		Title:	Senior Managing Director

Date: June 28, 2018
The date of this Twelfth Amendment shall be and remain as set in the introductory paragraph on page 1 of this Twelfth Amendment. The date below the Landlord’s signature is merely intended to reflect the date of Landlord’s execution of this Twelfth Amendment.

“TENANT”	SONIM TECHNOLOGIES, INC., a Delaware corporation

	By:	/s/ Taruna Punj
	Name:	Taruna Punj
	Title:	Controller

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EXHIBIT A

OUTLINE OF NEW PREMISES

EXHIBIT A

1

EXHIBIT B

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the New Premises.

SECTION 1

CONSTRUCTION OF THE TENANT IMPROVEMENTS

1.1    In General. Landlord shall construct the improvements in the Premises (the “Tenant Improvements”) pursuant to those certain construction drawings, prepared by Revel Architecture & Design, job number PBC1825.1801.00 (collectively, the “Approved Working Drawings”). Landlord shall cause the Approved Working Drawing to be submitted to the applicable local governmental agency for all applicable building permits necessary to allow the Contractor (as defined below), to commence and fully complete the construction of the Tenant Improvements. Landlord shall cause the Contractor to construct the Tenant Improvements in the New Premises pursuant to the Approved Working Drawings. No changes to the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the Substantial Completion (as that term is defined in Section 5.1 of this Tenant Work Letter) of the New Premises. In the event that Tenant requests any changes to the Approved Working Drawings that increases the cost of designing or constructing the Tenant Improvements, then any such changes shall be subject to Landlord’s reasonable approval, provided that Tenant shall be liable for any such increase in costs in excess of the Tenant Improvement Allowance (defined in Section 2.1, below).

1.2    Contractor. A general contractor under the supervision of and selected by Landlord shall construct the Tenant Improvements (the “Contractor”) pursuant to a guaranteed maximum price contract, and Landlord shall cause the Contractor to construct the Tenant Improvements in good and workmanlike manner, in compliance with all applicable laws and in conformance with the Approved Working Drawings.

SECTION 2

TENANT IMPROVEMENT ALLOWANCE

2.1    Tenant Improvement Allowance. Landlord has allocated an amount not to exceed $765,856.00 (i.e., $91.00 per rentable square foot of New Premises) (the “Tenant Improvement Allowance”) for the construction of the Tenant Improvements. In the event that all costs associated with the design and construction of the Tenant Improvements, including the Landlord Coordination Fee (defined below), exceeds the Tenant Improvement Allowance, the amount of such excess (the “Over-Allowance Amount”) shall be paid by Tenant to Landlord within forty- five (45) days following delivery of an invoice by Landlord. For purposes of this Twelfth Amendment, the “Landlord Coordination Fee” shall equal the product of (i) three percent (3%) and (ii) an amount equal to the Tenant Improvement Allowance.

EXHIBIT B

1

2.2    Cost Proposal. Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of the Tenant Improvements (the “Cost Proposal”). Tenant shall either (i) approve the Cost Proposal within two (2) Business Days of the receipt of the same, or (ii) deliver notice of Tenant’s election to modify the Approved Working Drawings in order to reduce the cost of the Tenant Improvements. Tenant hereby acknowledges and agrees that Tenant shall only have the right to modify the Approved Working Drawings if the Cost Proposal exceeds $90.00 per rentable square foot of the New Premises. In the event that Tenant shall fail to timely deliver its election under item (i) or item (ii), above, the same shall be deemed to be a Tenant Delay for purposes of this Tenant Work Letter until such time as Tenant shall make its election pursuant to the terms hereof. In the event that Tenant shall elect item (ii), above, then (a) Landlord and Tenant shall diligently cooperate on a commercially reasonable basis to effectuate Tenant’s desires changes (all of which shall be subject to Landlord’s approval, which shall not be unreasonably withheld), and (b) any delays resulting from Tenant’s delay in delivering the notice under item (ii) (commencing upon the expiration of the 2-Business Day period) shall be deemed to be a Tenant Delay for purposes of this Tenant Work Letter. Subject to the terms of the foregoing sentence, upon receipt of Tenant’s approval of the Cost Proposal by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to promptly commence the construction relating to such items.

2.3    Unused Tenant Improvement Allowance. Subject to the terms hereof, provided that Tenant is not in default of the Lease, as amended, beyond any applicable notice and cure periods, upon notice from Tenant to Landlord, Tenant shall be entitled to utilize up to $84,160.00 (i.e., $10.00 per rentable square foot of the New Premises) of any unused portion of the Tenant Improvement Allowance for (i) the purchase and installation of furniture, fixtures, and equipment in the New Premises, (ii) the installation of cabling in the New Premises, and (iii) moving costs incurred in connection with Tenant’s relocation from the Current Premises to the New Premises (the costs incurred under items (i) through (iii) above shall be referred to herein as the “Reimbursable Items”). In the event that Tenant desires to use any unused Tenant Improvement Allowance for the Reimbursable Items, then Tenant shall submit invoices to Landlord, marked as having been paid, and such other documentation as may be reasonably required by Landlord, and such expenses shall be reimbursed by Landlord to Tenant within forty-five (45) days after Landlord’s receipt of such invoices and documentation.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the Contractor relating to the Tenant Improvements. Landlord covenants to use commercially reasonable efforts to cause the Contractor to promptly resolve any Punchlist Items (defined below).

EXHIBIT B

2

SECTION 4

INTENTIONALLY OMITTED

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1    Ready for Occupancy. The New Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the New Premises. For purposes of this Twelfth Amendment, “Substantial Completion” of the New Premises shall occur upon the completion of construction of the Tenant Improvements in the New Premises, in good and workmanlike manner and in compliance with all Applicable laws (including the issuance of a certificate of occupancy or its legal equivalent), pursuant to the Approved Working Drawings (as reasonably determined by Landlord), with the exception of any minor punch list items which do not impair Tenant’s ability to use the New Premises for Tenant’s intended use (“Punchlist Items”) and any tenant fixtures, work-stations (including any related fixture and/or equipment electrification), built-in furniture, or equipment (including security and other Tenant systems) to be installed by Tenant or under the supervision of Contractor.

5.2    Delay of the Substantial Completion of the New Premises. Except as provided in this Section 5.2, the New Premises Commencement Date shall occur as set forth in this Twelfth Amendment and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the New Premises or in the occurrence of any of the other conditions precedent to the New Premises Commencement Date, as set forth in of this Twelfth Amendment, as a direct, indirect, partial, or total result of:

5.2.1    Tenant’s failure to timely approve any matter requiring Tenant’s approval within the stipulated required time;

5.2.2    A breach by Tenant of the terms of this Tenant Work Letter or the Lease, as amended;

5.2.3    Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the New Premises, as set forth in this Twelfth Amendment, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

5.2.4    Changes to the base, shell and core work of the Building required by the Approved Working Drawings; or

5.2.5    Any other acts or omissions of Tenant, or its agents, or employees;

then (a “Tenant Delay”), notwithstanding anything to the contrary set forth in this Twelfth Amendment or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the New Premises, the date of Substantial Completion of the New Premises shall be deemed to be the date the Substantial Completion of the New Premises would have occurred if no Tenant Delays, as set forth above, had occurred.

EXHIBIT B

3

Notwithstanding the foregoing, no Tenant Delay shall occur unless and until Landlord has provided written notice to Tenant (a “Delay Notice”) specifying the action or inaction that Landlord contends constituted a Tenant Delay. If such action or inaction is not cured within one (1) business day after Tenant’s receipt of the Delay Notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received by Tenant and continuing for the number of days Substantial Completion of the Premises is delayed as a result of such action or in action; provided, however, that in no event shall Landlord be obligated to deliver more than one (1) Delay Notice, the parties hereby agreeing that a Tenant Delay shall be deemed to have occurred upon the occurrence of the same (without the requirement for Landlord to deliver a Delay Notice and/or to provide the Tenant cure period provided above) for the second (2nd) and every subsequent Tenant Delay, if applicable.

SECTION 6

MISCELLANEOUS

6.1    Tenant’s Entry Into the New Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the New Premises, Contractor shall allow Tenant access to the New Premises at least ten (10) days prior to the Substantial Completion of the New Premises for the purpose of Tenant moving its personal property and installing equipment or fixtures (including Tenant’s data and telephone equipment) in the New Premises (“Early Access”). Prior to Tenant’s entry into the New Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval (not to be unreasonably withheld, delayed or conditioned), which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the New Premises caused by Tenant’s Early Access. For the avoidance of doubt, Early Access shall not trigger the New Premises Commencement Date.

6.2    Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the New Premises.

6.3    Tenant’s Representative. Tenant has designated Joe Hooks as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4    Landlord’s Representative. Landlord has designated Michael Pabros as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

EXHIBIT B

4

6.5    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements unless otherwise agreed upon by Landlord.

6.6    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7    Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, as amended, if an event of default as described in the Lease, as amended, or a default by Tenant under this Tenant Work Letter, which remains uncured after the applicable notice and cure period occurs, at any time on or before the Substantial Completion of the New Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, as amended, Landlord shall have the right to cause Contractor to cease the construction of the New Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the New Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.8    Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Working Drawings and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within two (2) business days following request by Landlord.

EXHIBIT B

5

EXHIBIT C

LIST OF SUPERIOR RIGHT HOLDERS

1.	Suite 720, Arbor Advisors, LLC a California Limited Liability Company

2.	Suite 760, Japanese Chamber of Commerce of Northern California, a California Non-Profit Corporation

EXHIBIT C

1